January 1,2002


Al Cunningham
Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Greenwood Village, CO 80111


Dear Mr. Cunningham:


     Because of the significant relationship INVESCO Funds Group, Inc. and INVESCO Distributors, Inc. (collectively, "Fund Company") have with Great-West Life & Annuity Insurance Company, First Great-West Life & Annuity Insurance Company and Alta Health & Life Insurance Company (collectively, the "Insurers"), Fund Company has agreed to pay the Insurers 0.05% per annum, in addition to and apart from any other fee payable to Insurers or their affiliates, of the average daily net asset value of shares of the mutual funds offered by Fund Company held by Insurers' series accounts for the support of Insurers' website (marketing materials, and participation communication (a "support payment"). Such support payments shall be made quarterly in arrears, within 30 days after each quarter.

     We look forward to a mutually beneficial relationship and believe it will offer us an enormous opportunity to participate in its potential.

     Please acknowledge your consent to the above by signing in the space indicated below.

INVESCO FUNDS GROUP, INC.                     GREAT-WEST LIFE & ANNUITY
                                              INSURANCE COMPANY

By: /s/ Ronald L. Grooms                      By:  /s/ Al Cunningham
    -------------------------                      ---------------------------
Name:   Ronald L. Grooms                      Name:   Al Cunningham
     ------------------------                      ---------------------------
Title:  Senior Vice President                 Title:  Assistant Vice President
     ------------------------                      ---------------------------


FIRST GREAT-WEST LIFE & ANNUITY               ALTA HEALTH & LIFE INSURANCE
INSURANCE COMPANY                             COMPANY

By: /s/ Mark R. Hackel                        By: /s/ Mark R. Hackel
    -------------------------                     ----------------------------
Name:   Mark R. Hackel                        Name:   Mark R. Hackel
    -------------------------                     ----------------------------
Title:  VP                                    Title:  VP
    -------------------------                     ----------------------------


INVESCO DISTRIBUTORS, INC.

By: /s/ Ronald L. Grooms
    -------------------------
Name:   Ronald L. Grooms
    -------------------------
Title:  Senior Vice President
    -------------------------